Exhibit 99.1

Hercules Technology Announces Additional SBIC Borrowing Capacity Increase to $150 Million of Long Term Capital Attributed to Stimulus Bill Passage

PALO ALTO, Calif.--(BUSINESS WIRE)--February 24, 2009--Hercules Technology Growth Capital, Inc. (NASDAQ: HTGC), the leading specialty finance company providing venture debt and equity to venture capital and private equity backed technology and life science companies at all stages of development, today announced that the recently enacted American Recovery and Reinvestment Act of 2009 (Stimulus Bill) contains provisions to increase the borrowing capacity of participants in the Small Business Investment Company (SBIC) program.

The Stimulus Bill will benefit SBIC entities, such as Hercules Technology’s wholly owned SBIC subsidiary, Hercules Technology II, L.P., by providing an estimated additional $23 million of leverage for future investment activities. These provisions increase the maximum amount of SBIC leverage capacity to $150 million from the prior maximum amount of approximately $137 million (as adjusted annually based upon changes in the Consumer Price Index), of which Hercules has only drawn down $127 million.

Also included in the new Stimulus Bill is another key provision, which allows for existing SBIC entities to obtain a second license and gain access to additional leverage of $75 million, for a maximum of $225 million combined SBIC leverage (subject to additional required capitalization of its second wholly owned SBIC subsidiary). Hercules anticipates filing for its potential second SBIC license upon final clarification from the SBA on the application process.

“We are very pleased and encouraged to see the recent passage of the Stimulus Bill which expands the very successful SBIC program and increases our access to long term strategic capital. The SBIC program has been an integral partner for Hercules especially during these extremely challenging times by affording us access to liquidity which is important for our technology and life sciences portfolio companies,” said Manuel A. Henriquez, co-founder, chairman and chief executive officer of Hercules. “This provision in the Stimulus Bill should help restart our economy by instilling confidence in small businesses which are a major source of employment in the United States.”

About Hercules Technology Growth Capital, Inc.:

Hercules Technology Growth Capital, Inc. is a NASDAQ traded specialty finance company providing debt and equity growth capital to technology and life science companies at all stages of development. Founded in December 2003, the company primarily finances privately held companies backed by leading venture capital and private equity firms. Hercules invests in a broad range of ventures active in technology and life science industries and offers a full suite of growth capital products at all levels of the capital structure. The company is headquartered in Palo Alto, Calif. and has additional offices in the Boston, Boulder and Chicago areas. Providing capital to publicly-traded or privately-held companies backed by leading venture capital and private equity firms involves a high degree of credit risk and may result in potential losses of capital. For more information, please visit www.HTGC.com.

Companies interested in learning more about financing opportunities should contact info@HTGC.com, or call 650.289.3060.

Forward-Looking Statements:

The statements contained in this release that are not purely historical are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market turbulence, and other factors we identify from time to time in our filings with the Securities and Exchange Commission. Although we believe that the assumptions on which these forward-looking statements are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

CONTACT:
Hercules Technology Growth Capital, Inc.
Main, 650.289.3060 HT-HN
info@htgc.com
pr
Sally Borg, 650.289.3066
sborg@htgc.com